UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2009

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On June 24, 2009, our Board of Directors elected J. Heidi Roizen to become a member of the Board. In connection with Ms. Roizen’s election, the Board determined that Ms. Roizen shall serve as a non-employee, independent member of our Board and she is expected to serve as a member of the Board’s Compensation Committee commencing after TiVo’s 2009 Annual Meeting of Stockholders. With the election of Ms. Roizen to the Company’s Board, the Board now has a total of 10 members, of which 9 serve as non-employee, independent directors.

As a new non-employee director, Ms. Roizen shall receive 25,000 stock options, which shall vest 1/48 per month over four years, and 8,300 shares of restricted stock, which shall vest 25% annually on the grant anniversary over four years, each with a grant date of June 24, 2009.

ITEM 7.01 Regulation FD Disclosure.

The Company’s press release announcing Ms. Roizen election to the Board is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report and the information incorporated by reference into this Item 7.01 from the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and the information incorporated by reference into this Item 7.01 from the press release attached as Exhibit 99.1 is not incorporated by reference into any filings of the Company made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release of TiVo Inc., dated June 26, 2009, announcing the election of J. Heidi Roizen to TiVo’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: June 26, 2009	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of TiVo Inc., dated June 26, 2009, announcing the election of J. Heidi Roizen to TiVo’s Board of Directors